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                                                                     EXHIBIT 2.4


LIST OF OMITTED SCHEDULES TO AMENDMENT AND SUPPLEMENT


Schedule A        Shochet Unsecured Debit Accounts as of 8/23/01
Schedule B        List of Scheduled Persons
Schedule C        Shochet Holding Equipment